                                    EXHIBIT B

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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into this 26th day of April, 1996, by and between RITA S. YATES and DOUGLAS D. YATES, Trustees, and any successor trustees, of The Rita S. Yates Family Revocable Trust dated July 1, 1993, of Utah County, Utah ("Seller"), and WVC Holdings, L.P., by William F. Coffin general partner ("WVC"), and William F. Coffin, Trustee of the William F. Coffin Corporation Defined Benefit Plan ("Coffin Corp.") (WVC and Coffin Corp. are sometimes herein together referred to as the "Purchaser") based on the following premises.

                                    PREMISES

     Seller desires to sell to Purchaser, and Purchase desires to purchase from Seller, 75,000 shares of the common stock of Spire Technologies International Corporation, f/k/a Amacan Resources Corporation ("STI") par value $.25 per share (the "STI Common Stock" or the "Purchased Stock"), at a purchase price of $3.00 per share, all on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived therefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     Section 1.01 PURCHASE OF STOCK. On the terms and subject to the conditions contained in this Agreement, Seller hereby sells, transfers, assigns, conveys, and delivers to Purchaser, and Purchaser hereby purchases from Seller, the aggregate amount of 75,000 shares of STI Common Stock. Of this amount, 65,000 shares shall be purchased by WVC and 10,000 shares shall be purchased by Coffin Corp.

     Section 1.02 PURCHASE PRICE. The purchase price (the "Purchase Price") paid by Purchaser to Seller for the Purchased Stock is $3.00 per share of STI Common Stock, for an aggregate of $225,000, to be paid by wire transfer of immediately available funds to Seller's account or other means of payment acceptable to Seller.

                                   ARTICLE II
                                     CLOSING

     Section 2.01 CLOSING EVENTS. Contemporaneously with the purchase and sale of the Purchased Stock hereunder,

          (a) Seller has delivered to Purchaser stock certificates representing all of the Purchased Stock duly endorsed in blank or accompanied by duly executed stock powers.

          (b)       Purchaser has delivered to Seller the Purchase Price.

          (c) The parties intend that all of the foregoing deliveries shall be deemed to have taken place simultaneously, except to the extent that sequential occurrences are appropriate.

     Section 2.02 ADDITIONAL DOCUMENTS. In addition to the items identified in section 2.01 of this Agreement, each of the parties shall execute and deliver, as of, or any time subsequent to the date of this Agreement, such additional documents as may be reasonably requested by the other party in order to effectuate the transactions contemplated by this Agreement.

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                                   ARTICLE III
            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SELLER

     As an inducement to, and to obtain the reliance of, Purchaser, Seller represents and warrants as follows:

     Section 3.01 AUTHORITY. Seller has full power and authority to execute, deliver, and perform this Agreement. This Agreement is the legal, valid, and binding agreement of Seller, enforceable between the parties in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other laws affecting enforcement of creditors rights generally and by general principles of equity.

     Section 3.02 THIRD-PARTY CONSENTS. Except as provided herein, none of the contracts, agreements, leases, or other commitments, written or oral, to which any Seller is a party or to which any of their respective properties or assets are subject require the consent of any other party in order to consummate the transactions herein contemplated, except where the failure to obtain such consent would not have a material adverse effect on the transactions contemplated herein. Except for the satisfaction of requirements of federal and state securities and corporation laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by any Seller of this Agreement and the consummation by any Seller of the transactions contemplated hereby.

     Section 3.03 NO CONFLICTS WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate, conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation or a loss of rights under, any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction, or obligation to which any Seller or any of their respective assets are subject or by which any Seller is bound.

     Section 3.04 TITLE TO PURCHASED STOCK. Seller has good and marketable title to all of the Purchased Stock being sold to Purchaser pursuant to this Agreement, free and clear of all liens, pledges, charges, or encumbrances. Upon delivery to Purchaser of the instruments of transfer contemplated by section 2.01, Seller will thereby transfer to Purchaser good and marketable title to the Purchased Stock being conveyed, subject to no encumbrances.

     Section 3.05 INFORMATION. The information concerning STI set forth in the STI Information Statement dated March 28, 1996 and regarding Seller as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PURCHASER

     As an inducement to, and to obtain the reliance of Seller, WVC and Coffin Corp. each represents and warrants as follows:

     Section 4.01 AUTHORITY. Purchaser has full power and authority to execute, deliver, and perform this Agreement. This Agreement is the legal, valid, and binding agreement of Purchaser, enforceable between the parties in accordance with its terms, except as such enforcement may be limited


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by bankruptcy, insolvency, or other laws affecting enforcement of creditors rights generally and by general principles of equity.

     Section 4.02 THIRD-PARTY CONSENTS. None of the contracts, agreements, leases, or other commitments, written or oral, to which Purchaser is a party or to which any of its properties or assets are subject require the consent of any other party in order to consummate the transactions herein contemplated, except where the failure to obtain such consent would not have a material adverse effect on the transactions contemplated herein. Except for the satisfaction of requirements of federal and state securities and corporation laws, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

     Section 4.03 NO CONFLICTS WITH OTHER INSTRUMENTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate, conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation or a loss of rights under, any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction, or obligation to which Purchaser or any of its assets are subject or by which Purchaser is bound.

     Section 4.04 INFORMATION. The information concerning Purchaser set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                                SPECIAL COVENANTS

     Section 5.01 INDEMNIFICATION BY PURCHASER. Purchaser will indemnify and hold harmless Seller from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Purchaser expressly for use therein. Purchaser agrees at any time upon the request of a Seller to furnish to it a written letter or statement confirming the accuracy of the information with respect to Purchaser contained in any report or other application or statement referred to in this Article V, or in any draft of any such documents, and confirming that the information with respect to Purchaser contained in such document or draft was furnished by Purchaser, indicating the inaccuracies or omissions contained in such document or draft or indicating the information not furnished by Purchaser expressly for use therein. The indemnity agreement contained in this section 5.01 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Seller and shall survive the consummation of the transactions contemplated by this Agreement.

     Section 5.02 INDEMNIFICATION BY SELLER. Seller will indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, expenses, liabilities, or actions to which it may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse it for any legal or other expenses reasonably incurred by it in connection with investigating or


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defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Seller expressly for use therein. Seller agree at any time upon the request of Purchaser to furnish to it a written letter or statement confirming the accuracy of the information with respect to Seller contained in any information/proxy statement, report, or other application or statement referred to in this Article V, or in any draft of any such document, and confirming that the information with respect to Seller contained in such document or draft was furnished by Seller, indicating the inaccuracies or omissions contained in such document or draft or indicating the information not furnished by Seller expressly for use therein. The indemnity agreement contained in this section 5.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Purchaser and shall survive the consummation of the transactions contemplated by this Agreement.

     Section 5.03 THE ACQUISITION OF PURCHASED STOCK. The consummation of this Agreement and the transfer of Common Stock to Purchaser as contemplated herein, constitutes the offer and sale of securities as those terms are defined under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of which depend, among other items, on the circumstances under which such securities are acquired.

          (a) In order to provide documentation for reliance upon such exemptions, the approval by Purchaser and Seller of this Agreement and the transactions contemplated hereby shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties (which are made separately by WVC and Coffin Corp.):

               (i) Purchaser acknowledges that neither the Securities Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Purchased Stock, and that this transaction involves certain risks.

               (ii) Purchaser has received and read the STI Information Statement dated March 28, 1996 and this Agreement and understand the risks related to the consummation of the transactions herein contemplated. The general partner and trustee of Purchaser is currently acting as an advisor to the board of directors of STI and as such has had access to such documents and information as it has desired and further has been afforded the opportunity to ask questions of and receive answers from the officers and directors of STI.

               (iii) Purchaser has such knowledge and experience in business and financial matters that it is capable of evaluating STI and its business operations. WVC further acknowledges and represents that it is an accredited investor as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended, in that is partnership, not formed for the specific purpose of acquiring the Purchased Stock, with total assets in excess of $5,000,000. Coffin Corp. further acknowledges and represents that it is an accredited investor as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended, in that it is an employee benefit plan that has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.


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
               (iv) Purchaser has adequate means of providing for its current needs and possible personal contingencies and has no need now, and anticipates no need in the foreseeable future, to sell any of the Purchased Stock. The Purchaser is able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, is able to hold the Purchased Stock for an indefinite period of time, and has a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

               (v) Purchaser is acquiring the Purchased Stock for its own account and not for resale to others.

               (vi) Purchaser understands that the shares of Purchased Stock have not been registered, but are being acquired by reason of a specific exemption under federal securities laws as under certain state statutes.

               (vii) The Purchaser acknowledges that the Purchased Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered or an exemption from such registration is available. Neither STI nor the Seller is under an obligation to register the Purchased Stock except as may be set forth in a separate agreement between STI and Purchaser.

               (viii) In connection with the acquisition by the Purchaser of the Purchased Stock, the Purchaser represents that the Purchased Stock is being acquired without a view to, or for, resale in connection with any distribution of such securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "Securities Act"), and that the Purchaser has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

          The Purchaser understands that the Purchased Stock has not been registered, but is being acquired by reason of specific exemptions under the Securities Act as well as under certain state statutes including exemptions for transactions by non-underwriters and transactions by an issuer not involving any public offering and that any disposition of the subject Purchased Stock may, under certain circumstances, be inconsistent with these exemptions and may make the Purchaser an "underwriter" within the meaning of the Securities Act. It is understood that the definition of an "underwriter" focuses on the concept of "distribution" and that any subsequent disposition of the Purchased Stock can only be effected in transactions that are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of shares which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After two years have elapsed between the later of the date of the acquisition of the Purchased Stock from the issuer or an affiliate of the issuer, provided that the holding period shall not commence until the full purchase price is paid, all as calculated in accordance with rule 144(d), sales of the Purchased Stock in reliance on


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          rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years have elapsed between the later of the date of the acquisition of the Purchased Stock from the issuer or an affiliate of the issuer, provided that the holding period shall not commence until the full purchase price is paid, as calculated in accordance with rule 144(d), the Purchased Stock can generally be sold without meeting these conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

          The Purchaser acknowledges that the shares of Purchased Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Purchased Stock in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the Purchaser to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A promulgated under the Securities Act or some other disclosure exemption may be required before the Purchaser can sell, transfer, or otherwise dispose of such Purchased Stock without registration under the Securities Act; the issuer's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Purchased Stock will bear a legend in substantially the following form so restricting the sale of such Purchased Stock.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          The issuer may refuse to register transfer of the Purchased Stock in the absence of compliance with rule 144 unless the Purchaser furnishes the issuer with a "no-action" or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonabley acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Purchased Stock to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such securities as set forth herein. The issuer may also refuse to transfer the Purchased Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (b) In order to more fully document reliance on the exemptions as provided herein, Purchaser shall execute and deliver to Seller such further letters of representation, acknowledgment, suitability, or the like, as Seller and their counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.


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          (c)  Seller and Purchaser acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.01 NO BROKERS. Purchaser and Seller agree that no third person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement. Purchaser and Seller each agree to indemnify the other against any claim by any third person for any commission, brokerage, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this section 6.01 shall survive the date hereof and the consummation of the transactions herein contemplated.

     Section 6.02 GOVERNING LAW. This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Utah applicable to contracts entered into in that state between citizens of that state and to be performed wholly within that state without reference to any rules governing conflicts of laws.

     Section 6.03 NOTICES. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by overnight express delivery; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by overnight express delivery, to the address set forth below the signature of each party below, or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date personally delivered or on the first business day after a legible copy sent by facsimile transmission is received, three days after the date mailed by registered or certified mail, or on the first business day after the date sent by overnight delivery.

     Section 6.04 ATTORNEY'S FEES. In the event that any party institutes and prevails in any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the defaulting or breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 6.05 SURVIVAL: TERMINATION. The representations, warranties, and covenants of the respective parties as set forth is this Agreement shall survive the closing and consummation of the transactions contemplated by this Agreement for a period of two years from the date of this Agreement.

     Section 6.06 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 6.07 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Seller:

The Rita S. Yates Family Revocable Trust


/s/ Rita S. Yates
- -----------------------------------
Rita S. Yates, Trustee
        Address:  797 North 500 West
                  Lehi, Utah  84043


Purchaser:

WVC Holdings, L.P.


By: /s/ William F. Coffin
- -----------------------------------
William F. Coffin, General Partner
        Address:  15300 Ventura Blvd., Suite 303
                  Sherman Oaks, California  91403
        Tax ID#   95-4253530

William F. Coffin, Trustee of the William F. Coffin Corporation Defined Benefit Plan


By: /s/ William F. Coffin
- -----------------------------------
William F. Coffin, Trustee
        Address:  15300 Ventura Blvd., Suite 303
                  Sherman Oaks, California  91403
        Tax ID#   95-3903793


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